UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2018

Mimecast Limited

(Exact Name of Registrant as Specified in its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPoint, One Ropemaker Street

Moorgate, London EC2Y 9AW

United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 0207 847 8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2018, Mimecast Limited (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated as of July 23, 2018, by and among the Company, certain of the Company’s subsidiaries party thereto, as guarantors, certain financial institutions party thereto from time to time, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides the Company with a $100,000,000 senior secured term loan, and a $50,000,000 senior secured revolving credit facility (collectively, the “Credit Facility”), which shall be available to fund working capital and for other corporate purposes, including to finance permitted acquisitions and investments. Interest under the Credit Facility accrues at a rate between LIBOR plus 1.375% and LIBOR plus 1.875%, based on the Company’s ratio of indebtedness to earnings before interest, taxes, depreciation, amortization and certain other adjustments (“Consolidated EBITDA”). Based on this ratio, the current interest rate under the Credit Facility is LIBOR plus 1.625%. The term of the Credit Facility is five years, maturing on July 23, 2023. There is no existing debt being replaced by the Credit Facility.

The Credit Facility has financial covenants that require the Company to maintain a Consolidated Secured Leverage Ratio, commencing on September 30, 2018, of not more than 3.00 to 1.00 for the four consecutive fiscal quarter period ending on the last day of each fiscal quarter (the “Reference Period”), with a step-up to 3.50 to 1.00 for any four-quarter period in which the Company consummates a permitted acquisition having an aggregate purchase price in excess of $25,000,000. The Company must also maintain a Consolidated Interest Expense Ratio of 3.00 to 1.00 commencing on September 30, 2018 and for each Reference Period thereafter. For purposes of the covenants, “Consolidated Secured Leverage Ratio” generally refers to the ratio of Consolidated Funded Debt that is secured by a lien on assets of the Company or its subsidiaries to Consolidated EBITDA. “Consolidated Funded Debt” generally refers to borrowed money, debt instruments, capital leases, deferred purchase price of property or services (excluding accounts payable in the ordinary course of business), and earn outs that are due and payable. “Consolidated Interest Expense Ratio” generally refers to the ratio of Consolidated EBITDA to cash interest expense with respect to indebtedness, with certain exclusions.

The Credit Agreement contains customary affirmative covenants for transactions of this type and other affirmative covenants agreed to by the parties, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The Credit Agreement contains customary negative covenants, including, among others, restrictions on the incurrence of certain indebtedness, granting of liens, making investments and acquisitions, merger and consolidations, paying dividends, entering into affiliate transactions and asset sales. The Credit Agreement also provides for a number of customary events of default, including, among others, payment, bankruptcy, covenant, representation and warranty, change of control and judgment defaults.

All obligations under the Credit Agreement are unconditionally guaranteed by all of the Company’s material direct and indirect subsidiaries organized under the laws of the United States, the United Kingdom, the Bailiwick of Jersey, and other jurisdictions agreed to by the Company and the Administrative Agent, with certain exceptions. These guarantees are secured by substantially all of the present and future property and assets of the guarantors, with certain exclusions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the JPM Credit Agreement and the related agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2018, Mimecast North America, Inc. (“Mimecast North America”), a subsidiary of the Company, entered into an Amendment to Employment Agreement (the “Amendment”) with Peter Campbell, the Company’s Chief Financial Officer, which amends the Employment Agreement between Mr. Campbell and Mimecast North America, dated as of June 12, 2015. The Amendment (i) eliminates any entitlement to notice or severance payments or benefits upon a termination of Mr. Campbell’s employment by Mimecast North America for Cause, as defined in the Amendment, (ii) provides for (A) acceleration of 50% of all stock options and other stock-based awards subject to time-based vesting (the “Time-Based Equity Awards”) held by Mr. Campbell upon a Sale Event, as defined in the Company’s 2015 Share Option and Incentive Plan, and (B) subject to the execution of and effectiveness of a release of claims in favor of the Company and its affiliates, full acceleration of all Time-Based Equity Awards held by Mr. Campbell upon a termination of his employment by Mimecast North America without Cause or a resignation by Mr. Campbell for Good Reason, as defined in the Amendment, in either case within one year following a Sale Event and (iii) adds a provision clarifying that nothing in the Employment Agreement prohibits Mr. Campbell from making any disclosures to a governmental agency that are protected under the whistleblower provisions of applicable federal or state law or regulation and noting Mr. Campbell’s whistleblower immunity under the Defend Trade Secrets Act of 2016.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.10 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement (the “Credit Agreement”) dated as of July 23, 2018, by and among Mimecast Limited (the “Company”), certain of the Company’s subsidiaries party thereto, as guarantors, certain financial institutions party thereto from time to time, as Lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Pledge and Security Agreement (the “Security Agreement”) dated as of July 23, 2018, by and among Mimecast UK Limited, the Grantors (as defined in the Security Agreement) and JPMorgan Chase Bank, N.A., as administrative agent to the Lenders party to the Credit Agreement.

10.3	Trademark Security Agreement dated as of July 23, 2018, by and among Ataata, Inc., Mimecast Services Limited, in favor of JPMorgan Chase Bank, N.A., as administrative agent to the Lenders party to the Credit Agreement.

10.4	Patent Security Agreement dated as of July 23, 2018, by and between Mimecast Services Limited, in favor of JPMorgan Chase Bank, N.A., as administrative agent to the Lenders party to the Credit Agreement.

10.5	Security Agreement dated as of July 23, 2018 by and between Mimecast UK Limited, Mimecast Services Limited, Mimecast USD Limited, Mimecast Development Limited, as the original chargors, and JPMorgan Chase Bank, N.A., as the collateral agent.

10.6	Security Interest Agreement dated as of July 23, 2018, between Mimecast Limited and JPMorgan Chase Bank, N.A., as the administrative agent.

10.7	Security Interest Agreement dated as of July 23, 2018, between Mimecast Offshore Limited and JPMorgan Chase Bank, N.A., as the administrative agent.

10.8	Security Interest Agreement dated as of July 23, 2018, between Mimecast Services Limited and JPMorgan Chase Bank, N.A., as the administrative agent.

10.9	Security Interest Agreement dated as of July 23, 2018, between Mimecast UK Limited and JPMorgan Chase Bank, N.A., as the administrative agent.

10.10	Amendment to Employment Agreement dated as of July 23, 2018, by and between Mimecast North America, Inc. and Peter Campbell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Date: July 24, 2018	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel